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                                                                    Exhibit 5


                    [LETTERHEAD OF WILLKIE FARR & GALLAGHER]


June 12, 2001

CBL & Associates Properties, Inc.
One Park Place
6148 Lee Highway
Chattanooga, TN  37421

Re:   CBL & Associates Properties, Inc.
      Registration Statement on Form S-3
      ----------------------------------

Ladies and Gentlemen:

We have acted as special counsel to CBL & Associates Properties, Inc. (the "Company") in connection with the preparation of the Registration Statement on Form S-3 of the Company (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate 250,000 shares (the "Shares") of the Company's common stock, par value $.01 per share, issuable pursuant to the Company's Dividend Reinvestment Plan (the "Plan").

In this connection, we have reviewed (1) the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, (2) certain resolutions adopted by the Board of Directors of the Company, (3) the Registration Statement and (4) such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinions set forth herein. We have, with your consent, relied as to factual matters on certificates or other documents furnished by the Company or its officers and directors and by governmental authorities and upon such other documents and data as we have deemed appropriate. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

We are not members of the Bar of any jurisdiction other than the State of New York. We express no opinion as to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon such examination and review, and subject to the foregoing, we are of the opinion that the Shares being registered pursuant to the Registration Statement have been duly authorized and, if and when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.


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June 12, 2001
Page 2


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

Very truly yours,



/s/ Willkie Farr & Gallagher

Willkie Farr & Gallagher